UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A

_____________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant	☐

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Thunder Bridge Capital Partners IV, Inc.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT/PROSPECTUS SUPPLEMENT NO. 2
(to Proxy Statement/Prospectus dated November 12, 2024)

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF

THUNDER BRIDGE CAPITAL PARTNERS IV, INC.

AND

PROSPECTUS FOR UP TO 6,561,525 ORDINARY SHARES, 4,860,168 WARRANTS,
AND 4,860,168 ORDINARY SHARES UNDERLYING WARRANTS OF

COINCHECK GROUP N.V.

RESULTING FROM THE CONVERSION INTO A DUTCH PUBLIC LIMITED LIABILITY COMPANY (NAAMLOZE VENNOOTSCHAP) AND CHANGE OF NAME OF

COINCHECK GROUP B.V.

This Proxy Statement/Prospectus Supplement No. 2 (this “Supplement”) supplements the proxy statement/prospectus dated November 12, 2024 that was mailed by Thunder Bridge Capital Partners IV, Inc., a Delaware corporation (“Thunder Bridge,”) to its stockholders on or about November 12, 2024 (as supplemented, the “Proxy Statement/Prospectus”), in connection with the proposed business combination among Thunder Bridge, Coincheck Group B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“PubCo”) (which will be converted into a Dutch public limited liability company (naamloze vennootschap) to be renamed Coincheck Group N.V. immediately prior to the Business Combination), M1 Co G.K., a Japanese limited liability company (godo kaisha) (“M1 GK”), Coincheck Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of PubCo (“Merger Sub”) and Coincheck, Inc., a Japanese joint stock company (kabushiki kaisha) (“Coincheck” or the “Company”). PubCo filed the Proxy Statement/Prospectus with the Securities and Exchange Commission (the “SEC”) as part of a registration statement on Form F-4 (Registration No. 333-279165), which was declared effective on November 12, 2024 by the SEC. Capitalized terms used in this Supplement and not otherwise defined herein have the respective meanings ascribed to them in the Proxy Statement/Prospectus. This Supplement is being filed to update, amend and supplement the information previously included in the Proxy Statement/Prospectus with the information attached to this Supplement. You should read this Supplement together with the Proxy Statement/Prospectus, which is to be delivered with this Supplement.

The purpose of this Supplement is to update and supplement the information contained in the Proxy Statement/Prospectus with (i) unaudited pro forma condensed combined financial data as of September 30, 2024 and for the six months ended September 30, 2024, (ii) Coincheck management’s discussion and analysis of financial condition and results of operations for the periods presented in the unaudited interim financial statements as of September 30, 2024 and for the six months ended September 30, 2023 and 2024, and (iii) Coincheck’s unaudited interim financial statements as of September 30, 2024 and for the six months ended September 30, 2023 and 2024.

This Supplement modifies and supersedes, in part, the information in the Proxy Statement/Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Proxy Statement/Prospectus, including any amendments or supplements thereto. This Supplement should be read in conjunction with the Proxy Statement/Prospectus, and if there is any inconsistency between the information in the Proxy Statement/Prospectus and this Supplement, you should rely on the information in this Supplement.

YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 52 OF THE PROXY STATEMENT/PROSPECTUS.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The date of this Supplement is November 22, 2024

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Proxy Statement/Prospectus.

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of Coincheck and Thunder Bridge, adjusted to give effect to the Business Combination.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical unaudited balance sheet of Coincheck as of September 30, 2024 with the historical unaudited balance sheet of Thunder Bridge as of September 30, 2024, giving effect to the Business Combination as if it had been consummated on September 30, 2024.

The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2024 combines the historical unaudited statement of operations of Coincheck for the six months ended September 30, 2024 with the results of Thunder Bridge for the six months ended September 30, 2024. The results of Thunder Bridge for the six months ended September 30, 2024 were calculated as (i) the historical unaudited statement of operations of Thunder Bridge for the nine months ended September 30, 2024; less (ii) the historical unaudited statement of operations of Thunder Bridge for the three months ended March 31, 2024.

The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2024 combines the historical audited statement of operations of Coincheck for the year ended March 31, 2024 with the results of Thunder Bridge for the year ended March 31, 2024. The results of Thunder Bridge for the year ended March 31, 2024 were calculated as (i) the historical audited statement of operations of Thunder Bridge for the year ended December 31, 2023; less (ii) the historical unaudited statement of operations of Thunder Bridge for the three months ended March 31, 2023; plus (iii) the historical unaudited statement of operations of Thunder Bridge for the three months ended March 31, 2024.

The unaudited pro forma statements of operations give effect to the Business Combination as if it had been consummated on April 1, 2023.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in the Proxy Statement/Prospectus and elsewhere in this Supplement:

•        The historical audited financial statements of Coincheck as of and for the year ended March 31, 2024, and the historical unaudited financial statements of Coincheck as of and for the six months ended September 30, 2024; and

•        The historical audited financial statements of Thunder Bridge as of and for the year ended December 31, 2023, and the historical unaudited financial statements of Thunder Bridge as of and for the nine months ended September 30, 2024 and 2023 and for the three months ended March 31, 2024 and 2023.

The historical financial statements of Coincheck have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of Japanese yen (“JPY”). The historical financial statements of Thunder Bridge have been prepared in accordance with US GAAP and in its presentation and reporting currency of U.S. dollars (“USD”).

The unaudited pro forma condensed combined financial information should also be read together with “Coincheck’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Thunder Bridge’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in the Proxy Statement/Prospectus and elsewhere in this Supplement.

Description of the Business Combination

Prior to the PubCo Subscription (defined below), Monex will advance a loan in the amount of EUR 1,225,876.16 (the “M1 GK Loan Amount”) to M1 GK (the “M1 GK Loan Advancement”). Following the M1 GK Loan Advancement and prior to the M1 GK Contribution (defined below), M1 GK will subscribe for, and PubCo will issue to M1 GK, a number of new PubCo Ordinary Shares equal to 122,587,616 (the “PubCo Exchange Shares”), in exchange for an aggregate subscription price payable to PubCo by M1 GK equal to USD 1,225,876,160 (the “Aggregate PubCo Share Consideration”), of which Aggregate PubCo Share Consideration (i) an amount equal to the M1 GK Loan Amount will be paid in cash to satisfy the payment obligation on the PubCo Exchange Shares (the “PubCo Subscription Cash Consideration”) and (ii) an amount equal to the Aggregate PubCo Share Consideration minus the M1 GK Loan Amount will remain outstanding in the form of a short-term note (the “PubCo Subscription Note Consideration”) (the “PubCo Subscription”).

Following the PubCo Subscription and prior to the PubCo Subscription Consideration Contribution (defined below), Monex will transfer all of the outstanding equity interests of M1 GK to PubCo as an in-kind contribution in respect of the one PubCo Ordinary Share held by it, whereby M1 GK will become a wholly owned subsidiary of PubCo (the “M1 GK Contribution”).

Following the M1 GK Contribution but prior to the M1 GK Loan Repayment (defined below), PubCo will contribute (i) the PubCo Subscription Cash Consideration to M1 GK in cash, and (ii) the PubCo Subscription Note Consideration to M1 GK as an in-kind contribution, in respect of all of the outstanding equity interests of M1 GK held by it (the “PubCo Subscription Consideration Contribution”, and together with the M1 GK Loan Advancement, the PubCo Subscription and the M1 GK Contribution, the “PubCo Restructuring”).

Following the PubCo Restructuring but prior to the Share Exchange Effective Time, M1 GK will repay the M1 GK Loan Amount to Monex (the “M1 GK Loan Repayment”).

At the Share Exchange Effective Time and on the terms and subject to the conditions set forth in the Business Combination Agreement, Coincheck will, and PubCo will cause M1 GK to, implement a share exchange (kabushiki koukan) under and in accordance with the applicable provisions of the Companies Act, pursuant to which the ordinary shares of Coincheck outstanding immediately prior to the Share Exchange Effective Time will be exchanged for PubCo Ordinary Shares.

At the Share Exchange Effective Time, the effect of the Share Exchange will be that, amongst others, Coincheck shareholders become holders of the PubCo Exchange Shares, and Coincheck will become a direct, wholly owned subsidiary of M1 GK, which, in turn, will be a wholly-owned subsidiary of PubCo.

Immediately following the Share Exchange Effective Time on the Closing Date, on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the laws of the Netherlands, PubCo will (a) convert its legal form, without ceasing to exist, from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public limited liability company (naamloze vennootschap) and (b) amend and restate its governing documents, which, as so amended and restated, will be the governing documents of PubCo until thereafter amended in accordance with the terms thereof and applicable law.

Following the Share Exchange Effective Time, on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the DGCL, Thunder Bridge and Merger Sub will consummate the Merger, pursuant to which Merger Sub will be merged with and into Thunder Bridge, following which the separate corporate existence of Merger Sub will cease and Thunder Bridge will continue as the Surviving Corporation and, ultimately, as a direct, wholly owned subsidiary of PubCo.

At the Merger Effective Time, the effect of the Merger will be that, amongst others: (a) each Thunder Bridge Common Share issued and outstanding immediately prior to the Merger Effective Time will be exchanged for the right to receive one PubCo Ordinary Share, and (b) without any action on the part of any holder of Thunder Bridge Warrants, each Thunder Bridge Warrant that is outstanding immediately prior to the Merger Effective Time will, pursuant to and in accordance with the Warrant Agreement, automatically and irrevocably be modified to provide that such Thunder Bridge Warrant will no longer entitle the holder thereof to purchase the amount of Thunder Bridge Common Share(s) set forth therein and in substitution thereof such Thunder Bridge Warrant will entitle the holder thereof to acquire such number of PubCo Ordinary Shares per Thunder Bridge Warrant, subject to adjustments as provided in the Warrant Agreement, that such holder was entitled to acquire pursuant to the terms and conditions of the Warrant Agreement if the Thunder Bridge Warrant was exercised prior to the Transactions.

PubCo previously planned to issue 50,000,000 Earn-Out Shares to the equityholders of the Company; however the parties to the Business Combination have agreed that the Earn-Out Shares will no longer be issued as part of the Business Combination. As such, the historical financial information has not been adjusted to give pro forma effect to the Earn-Out Shares.

Anticipated Accounting Treatment

The Business Combination will be accounted for similar to a capital reorganization. Under this method of accounting, Thunder Bridge will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Coincheck issuing shares at the Closing of the Business Combination for the net assets of Thunder Bridge as of the Closing Date, accompanied by a recapitalization. The net assets of Thunder Bridge will be stated at historical cost, with no goodwill or other intangible assets recorded.

This determination was primarily based on the expectation that the existing Coincheck stockholders have created and will control PubCo and its subsidiaries used to effect the Business Combination, will have a majority of the voting power of PubCo under the minimum and maximum redemption scenarios, and will comprise a majority of the governing body of PubCo.

The Business Combination is not within the scope of IFRS 3 since there is no change in control based on the continued control of PubCo by existing Coincheck stockholders and Thunder Bridge does not meet the definition of a business in accordance with IFRS 3; as such, the Business Combination is accounted for within the scope of IFRS 2. Any excess of fair value of Coincheck shares issued over the fair value of Thunder Bridge’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the Business Combination as per the Business Combination Agreement. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon the Closing.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the PubCo. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. Coincheck and Thunder Bridge have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemptions of Thunder Bridge Class A common stock into cash:

No Redemption Scenario.

•        This presentation assumes that no holders of Thunder Bridge Class A common stock exercise their redemption rights upon the Closing.

Maximum Redemption Scenario.

•        This presentation assumes the redemption of 2.9 million shares of Thunder Bridge Class A common stock, inclusive of interest earned on the Trust Account, resulting in a total aggregate redemption of ¥4,493 million from the Trust Account.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2024
(in millions of yen)

	Coincheck (IFRS Historical)	Thunder Bridge (US GAAP Historical As Converted)	IFRS Conversion	Pro Forma Adjustments Assuming No Redemptions		Pro Forma Combined Assuming No Redemptions	Pro Forma Adjustments Assuming Maximum Redemptions		Pro Forma Combined Assuming Maximum Redemptions
		(A)	(A)
ASSETS
Current assets
Cash and cash equivalents	10,628	—		4,493	(B)	3,139	(4,493)	(I)	(1,354)
				(11,735)	(D)
				(247)	(H)
Cash segregated as deposits	48,820	—				48,820			48,820
Crypto assets held	35,633	—				35,633			35,633
Safeguard assets	589,883	—				589,883			589,883
Customer accounts receivable	789	—				789			789
Other financial assets	166	—				166			166
Other current assets	471	—				471			471
Prepaid expenses	—	4				4			4
Total current assets	686,390	4	—	(7,489)		678,905	(4,493)		674,412

Non-current assets
Property and equipment	2,153	—				2,153			2,153
Intangible assets	982	—				982			982
Other financial assets	581	—				581			581
Deferred tax assets	249	—				249			249
Other non-current assets	4	—				4			4
Cash and marketable securities held in Trust Account	—	4,493		(4,493)	(B)	—			—
Total non-current assets	3,969	4,493	—	(4,493)		3,969	—		3,969
Total assets	690,359	4,497	—	(11,982)		682,874	(4,493)		678,381

LIABILITIES AND EQUITY
Liabilities
Current liabilities
Deposits received	49,172	—				49,172			49,172
Crypto asset borrowings	35,491	—				35,491			35,491
Safeguard liabilities	589,883	—				589,883			589,883
Other financial liabilities	1,018	—				1,018			1,018
Provisions	120	—				120			120
Income taxes payable	111	60				171			171
Excise taxes payable	—	305				305			305
Other current liabilities	240	—				240			240
Accounts payable and accrued expenses	—	279				279			279
WCL Promissory Note payable – related party	—	128				128			128
2024 Promissory Note payable – related party	—	162				162			162
Total current liabilities	676,035	934	—	—		676,969	—		676,969

Unaudited Pro Forma Condensed Combined Balance Sheet — (Continued)
As of September 30, 2024
(in millions of yen)

	Coincheck (IFRS Historical)	Thunder Bridge (US GAAP Historical As Converted)	IFRS Conversion		Pro Forma Adjustments Assuming No Redemptions		Pro Forma Combined Assuming No Redemptions	Pro Forma Adjustments Assuming Maximum Redemptions		Pro Forma Combined Assuming Maximum Redemptions
Non-current liabilities
Other financial liabilities	1,089	—					1,089			1,089
Provisions	339	—					339			339
Warrant liability	—	90					90			90
Class A common stock subject to possible redemption 3,517,087 shares at redemption value	—	—	4,476	(A)	(4,476)	(C)	—			—
Total non-current liabilities	1,428	90	4,476		(4,476)		1,518	—		1,518
Total liabilities	677,463	1,024	4,476		(4,476)		678,487	—		678,487

Commitments

Class A common stock subject to possible redemption 3,517,087 shares at redemption value	—	4,476	(4,476)	(A)			—			—

Equity
Class A Common Stock	—	—			48	(C)	2,068			2,068
					2,020	(E)
Coincheck – Common Stock	386	—			(386)	(E)	—			—
Capital surplus	478	1,182			4,428	(C)	9,502			5,105
					(1,634)	(E)		96	(F)
					7,233	(F)		(4,493)	(I)
					(2,185)	(G)
Retained earnings (accumulated deficit)	12,032	(2,185)			(11,735)	(D)	(7,183)	(96)	(F)	(7,279)
					(7,233)	(F)
					2,185	(G)
					(247)	(H)
Total equity	12,896	(1,003)	—		(7,506)		4,387	(4,493)		(106)
Total liabilities and equity	690,359	4,497	—		(11,982)		682,874	(4,493)		678,381

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended September 30, 2024
(in millions of yen, except share and per share data)

	Coincheck (IFRS Historical)	Thunder Bridge (US GAAP Historical As Converted)	IFRS Conversion	Pro Forma Adjustments Assuming No Redemptions		Pro Forma Combined Assuming No Redemptions	Pro Forma Adjustments Assuming Maximum Redemptions	Pro Forma Combined Assuming Maximum Redemptions
		(AA)	(AA)
Revenue
Revenue	145,632	—				145,632		145,632
Other revenue	15	—				15		15
Total revenue	145,647	—	—	—		145,647	—	145,647

Expenses
Cost of sales	(140,507)	—				(140,507)		(140,507)
Selling, general and administrative expenses	(4,473)	—				(4,473)		(4,473)
Formation costs and other operating expenses	—	(102)				(102)		(102)
Operating profit	667	(102)	—	—		565	—	565

Other income (expenses)
Other income	18	—				18		18
Other expenses	(4)	—				(4)		(4)
Financial income	9	—				9		9
Financial expenses	(24)	—				(24)		(24)
Change in fair value of warrant liability	—	15				15		15
Interest income	—	108		(108)	(BB)	—		—
Profit (loss) before income taxes	666	21	—	(108)		579	—	579
Income tax expenses	(214)	(21)				(235)		(235)
Net profit (loss)	452	—	—	(108)		344	—	344

Note: EPS included in Note 4 of Pro Formas.

Weighted-average shares outstanding, Class A ordinary shares
Basic and diluted	2,021,967	3,322,437				129,708,074		126,783,589
Net income (loss) per Class A ordinary share
Basic and diluted	223.50	30.33				2.65		2.71
Weighted-average shares outstanding, Class B ordinary shares
Basic and diluted		6,561,252
Net income (loss) per Class B ordinary share
Basic and diluted		(19.71)

Unaudited Pro Forma Condensed Combined Statement of Operations

(in millions of yen, except share and per share data)

	For the Year Ended March 31, 2024	For the Period April 1, 2023 through March 31, 2024		For the Year Ended March 31, 2024
	Coincheck (IFRS Historical)	Thunder Bridge (US GAAP Historical As Converted)	IFRS Conversion	Pro Forma Adjustments Assuming No Redemptions		Pro Forma Combined Assuming No Redemptions	Pro Forma Adjustments Assuming Maximum Redemptions		Pro Forma Combined Assuming Maximum Redemptions
		(AA)	(AA)
Revenue
Revenue	223,775	—				223,775			223,775
Other revenue	274	—				274			274
Total revenue	224,049	—	—	—		224,049	—		224,049

Expenses
Cost of sales	(214,786)	—				(214,786)			(214,786)
Selling, general and administrative expenses	(6,757)	—		(356)	(CC)	(26,149)	(96)	(EE)	(26,245)
				(68)	(DD)
				(7,233)	(EE)
				(11,735)	(FF)
Formation costs and other operating expenses	—	(182)				(182)			(182)
Operating profit	2,506	(182)	—	(19,392)		(17,068)	(96)		(17,164)

Other income (expenses)
Other income	437	—				437			437
Other expenses	(153)	—				(153)			(153)
Financial income	67	—				67			67
Financial expenses	(17)	—				(17)			(17)
Change in fair value of warrant liability	—	21				21			21
Interest income	—	576		(576)	(BB)	—			—
Profit (loss) before income taxes	2,840	415	—	(19,968)		(16,713)	(96)		(16,809)
Income tax expense	(873)	(116)		109	(CC)	(859)			(859)
				21	(DD)
Net profit (loss)	1,967	299	—	(19,859)		(17,572)	(96)		(17,668)

Note: EPS included in Note 4 of Pro Formas.

Weighted-average shares outstanding, Class A ordinary shares
Basic and diluted	2,021,967	8,357,929				129,708,074			126,783,589
Net income (loss) per Class A ordinary share
Basic and diluted	972.89	36.01				(135.47)			(139.36)
Weighted-average shares outstanding, Class B ordinary shares
Basic and diluted		6,561,252
Net income (loss) per Class B ordinary share
Basic and diluted		(18.72)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination had been consummated on September 30, 2024, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Business Combination had been consummated on April 1, 2023, in the case of the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with IFRS as issued by the IASB.

The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, Thunder Bridge will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Coincheck issuing shares at the Closing of the Business Combination for the net assets of Thunder Bridge as of the Closing Date, accompanied by a recapitalization. The net assets of Thunder Bridge will be stated at historical cost, with no goodwill or other intangible assets recorded.

This determination was primarily based on the expectation that the former equityholders of Coincheck will have a majority of the voting power of PubCo under the minimum and maximum redemption scenarios, and that persons designated by Coincheck will comprise a majority of the governing body of PubCo.

The Business Combination is not within the scope of IFRS 3 since there is no change in control based on the continued control of PubCo by existing Coincheck stockholders and Thunder Bridge does not meet the definition of a business in accordance with IFRS 3; as such, the Business Combination is accounted for within the scope of IFRS 2. Any excess of fair value of Coincheck shares deemed to have been issued over the fair value of Thunder Bridge’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

The pro forma adjustments represent management’s estimates based on information available as of the date of this Supplement and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as expenses (i.e., as a direct impact to retained earnings) and are assumed to be cash settled.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 are as follows:

A.     The historical financial statements of Coincheck have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of Japanese yen. The historical financial statements of Thunder Bridge have been prepared in accordance with U.S. GAAP and in its presentation and reporting currency of U.S. Dollars. IFRS differs from U.S. GAAP in certain material respects and thus may not be comparable to financial information presented by U.S. companies.

Certain reclassifications were required to align Thunder Bridge’s accounting policies to those applied by Coincheck. The adjustment required to convert Thunder Bridge’s historical balance sheet from U.S. GAAP to IFRS or to align Thunder Bridge’s accounting policies to those applied by Coincheck was the reclassification of Thunder Bridge’s Class A common stock subject to redemption from mezzanine equity to non-current financial liabilities consistent with IAS 32.

The financial statements of the Thunder Bridge have been translated into Japanese yen for the purposes of presentation in the unaudited pro forma condensed combined financial statements (“As Converted”) using the following exchange rates:

•        The period end exchange rate as of September 30, 2024 of USD 1.00 to JPY 142.7830 for the unaudited pro forma condensed combined balance sheet as of September 30, 2024;

•        The average exchange rate for the period April 1, 2024 through September 30, 2024 of USD 1.00 to JPY 151.6367 for the unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2024;

•        The average exchange rate for the period April 1, 2023 through March 31, 2024 of USD 1.00 to JPY 144.0376 for the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2024.

B.      Represents the reclassification of Cash held in Trust Account that becomes available in conjunction with the business combination.

C.     Reflects the reclassification of 4,476 million yen of Thunder Bridge Class A common stock subject to possible redemption and the issuance of 2.9 million shares of common stock in PubCo.

D.     Represents transaction costs of 11,735 million yen, as described in adjustment (FF).

E.      Represents the issuance by PubCo of 122.6 million shares of common stock to the existing Coincheck stockholders as consideration for the reverse recapitalization.

F.      The Business Combination will be accounted for as a capital reorganization in accordance with IFRS. Under this method of accounting, Thunder Bridge will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the expectation that the former equityholders of Coincheck will have a majority of the voting power of the combined company under the minimum and maximum redemption scenarios, and that persons designated by Coincheck will comprise a majority of the governing body of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Coincheck issuing shares for the net assets of Thunder Bridge accompanied by a recapitalization. The net assets of Thunder Bridge will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be deemed to be those of Coincheck.

The difference in the fair value of equity instruments deemed to have been issued by Coincheck, which is measured based on Thunder Bridge’s closing price per share on September 30, 2024 over the fair value of identifiable net assets of Thunder Bridge as of September 30, 2024 (mainly comprising net cash, excise taxes payable, and related party promissory note payable), represents a service for listing of Coincheck and is accounted for as a share-based payment in accordance with IFRS 2. The IFRS 2 expense, which is a non-cash expense, is preliminarily estimated at 7,233 million yen based on Thunder Bridge’s identifiable net assets as of September 30, 2024 under the No Redemption Scenario; and 7,329 million yen, resulting in an incremental adjustment of 96 million yen, based on Thunder Bridge’s identifiable net assets as of September 30, 2024 under the Maximum Redemption Scenarios as illustrated below (in millions of yen, except share and per share data).

	As of September 30, 2024
	Assuming No Redemption	Assuming Maximum Redemption
Fair value of equity instruments deemed to have been issued by Coincheck
Thunder Bridge Closing Price per share on September 30, 2024	1,504	1,504
Total number of Coincheck shares at Closing	129,708,074	126,783,589
Total Market Capitalization of combined group	195,017	190,620
Thunder Bridge shareholders’ ownership	5.5%	3.3%
Total market capitalization attributable to Thunder Bridge shareholders (a)	10,706	6,309

Fair Value of identifiable net assets of Thunder Bridge
Cash and cash equivalents	—	—
Prepaid expenses	4	4
Cash and marketable securities held in Trust Account	4,493	—
Accounts payable and accrued expenses	(279)	(279)
Income taxes payable	(60)	(60)
Excise taxes payable	(305)	(305)
Thunder Bridge warrants	(90)	(90)
Promissory note payable – related party	(290)	(290)
Fair Value of identifiable net assets of Thunder Bridge as of September 30, 2024 (b)	3,473	(1,020)

Listing expenses (c) = (a) - (b)	7,233	7,329

G.     Reflects the elimination of Thunder Bridge’s historical accumulated deficit.

H.     Reflects the pro forma adjustment to record compensation expense and a related tax benefit associated with additional compensation to be paid to Coincheck executive officers and directors upon Closing, the net result of which is presented herein as an impact to accumulated deficit. The related nonrecurring expense incurred at Closing for this compensation was recorded via adjustment (CC).

I.       Represents the pro forma adjustment to record the redemption of 2.9 million shares of common stock given a maximum redemption scenario, inclusive of interest earned on funds held in the Trust Account.

The Business Combination Agreement includes a minimum cash condition of $100 million, after giving effect to any redemptions by Company stockholders, and third-party financing, if any. This is a term that is defined contractually within the Business Combination Agreement and may be waived by Coincheck, on behalf of the Company Parties, upon approval by the board of directors of each of Coincheck and Monex. As the minimum cash condition may be waived and the transaction may close with cash below that level, the minimum has been ignored for the purposes of determining the maximum redemptions that may occur.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2024 and for the year ended March 31, 2024 are as follows:

AA.  The historical financial statements of Coincheck have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of Japanese yen. The historical financial statements of Thunder Bridge have been prepared in accordance with U.S. GAAP and in its presentation and reporting currency of U.S. Dollars. IFRS differs from U.S. GAAP in certain material respects and thus may not be comparable to financial information presented by U.S. companies. However, it was determined that there were no adjustments required to convert Thunder Bridge’s historical statements of operations from U.S. GAAP to IFRS or to align Thunder Bridge’s accounting policies to those applied by Coincheck.

The financial statements of the Thunder Bridge have been translated into Japanese yen for the purposes of presentation in the unaudited pro forma condensed combined financial statements (“As Converted”) using the following exchange rates:

•        The period end exchange rate as of September 30, 2024 of USD 1.00 to JPY 142.7830 for the unaudited pro forma condensed combined balance sheet as of September 30, 2024;

•        The average exchange rate for the period April 1, 2024 through September 30, 2024 of USD 1.00 to JPY 151.6367 for the unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2024;

•        The average exchange rate for the period April 1, 2023 through March 31, 2024 of USD 1.00 to JPY 144.0376 for the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2024.

BB.   Reflects the elimination of interest earned on marketable securities held in the trust account.

CC.   Reflects the pro forma adjustment to record the nonrecurring compensation expense and tax benefit related to additional compensation to be paid to Coincheck executive officers and directors upon Closing. The balance sheet impact related to this compensation is presented as part of adjustment (H).

DD.   Reflects the pro forma adjustment to record the nonrecurring compensation expense and tax benefit related to additional compensation to be paid to Coincheck directors. This compensation expense is subject to a service period extending one year from Closing, at which time the compensation will be paid. This expense is considered to be nonrecurring as it will be fully recognized in the first year following Closing. Further, as the vesting period begins at Closing, there will be no balance sheet impact recorded as of Closing.

EE.   Reflects the IFRS 2 non-cash expenses derived from the excess of the fair value of equity instruments deemed to have been issued by Coincheck over the fair value of identifiable net assets of Thunder Bridge arisen from the assumed capital reorganization under the No Redemption and Maximum Redemption Scenarios, as explained in adjustment (F) above. This amount is reflected as an adjustment to general and administrative expenses for the year ended March 31, 2024.

FF.    Reflects nonrecurring transaction costs incurred by Coincheck and Thunder Bridge including, but not limited to, advisory fees, legal fees, and registration fees. The balance sheet impact related to the cash settlement of these costs is presented at adjustment (D).

4. Net Profit per Share

Represents the net profit per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since April 1, 2023. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic net profit per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.

Coincheck plans to cash settle all of its stock options prior to Closing. As such, none of Coincheck’s historical stock options have been included as potentially dilutive shares for purposes of pro forma diluted EPS.

The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted profit per share (in millions of yen, except share and per share data):

	For the Six Months Ended September 30, 2024
	No Redemption Scenario	Max Redemption Scenario
Numerator
Pro forma net profit (loss)–basic and diluted	344	344
Pro forma net profit attributable to Coincheck (basic and diluted)	344	344

Denominator
Coincheck shareholders	122,587,616	122,587,616
Thunder Bridge Public Stockholders	2,924,485	—
Thunder Bridge Sponsor	4,195,973	4,195,973
Pro forma weighted average shares of Class A common stock outstanding – basic and diluted	129,708,074	126,783,589

Pro forma basic and diluted earnings (losses) per share	2.65	2.71
	For the Year Ended March 31, 2024
	No Redemption Scenario	Max Redemption Scenario
Numerator
Pro forma net profit (loss) – basic and diluted	(17,572)	(17,668)

Denominator
Coincheck shareholders	122,587,616	122,587,616
Thunder Bridge Public Stockholders	2,924,485	—
Thunder Bridge Sponsor	4,195,973	4,195,973
Pro forma weighted average shares of Class A common stock outstanding – basic and diluted	129,708,074	126,783,589

Pro forma basic and diluted earnings (losses) per share	(135.47)	(139.36)

The above calculation excludes the effects of dilutive shares from the computation of diluted net income per share as the effect would have an antidilutive impact. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net profit per share attributable to common shareholders of the combined entity is the same. The above excludes the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net profit per share attributable to common shareholders for the periods indicated because including them would have had an antidilutive effect:

As of September 30, 2024
Private Placement Warrants	129,611
Public Warrants	4,730,557

COINCHECK MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Coincheck, Inc. prior to the Closing.

The following discussion and analysis should be read in conjunction with our unaudited interim financial statements as of September 30, 2024 and for the six months ended September 30, 2023 and 2024 included elsewhere in this Supplement. Our financial statements are prepared in accordance with IFRS, which differs in certain significant respects from accounting principles generally accepted in other jurisdictions, including U.S. GAAP and Japanese GAAP. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements as a result of many factors, including those factors set forth in the sections titled “Risk Factors” and “Forward-Looking Statements,” in the Proxy Statement/Prospectus, which you should review for a discussion of some of the factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis and in the Proxy Statement/Prospectus and elsewhere in this Supplement.

Components of Results of Operations

Total revenue

Total revenue consists of transaction revenue, commission received and other revenue. Our primary revenue stream is from our marketplace where 28 different types of cryptocurrencies can be traded as of September 30, 2024, which remained the same compared to 28 different types as of June 30, 2024, including BTC, Ethereum and other altcoins. However, our revenue is susceptible to significant fluctuations as trading volumes in our marketplace depend on cryptocurrency market volatility and prices, which ultimately impacts how much revenue we earn.

Transaction revenue

Our Marketplace platform business is the main source of transaction revenue. Transaction revenue from our Marketplace platform business is derived from transactions with customers and cover counterparties. The table below shows this breakdown of transaction revenue for the fiscal years indicated:

	For the fiscal year ended March 31,			For the six months ended September 30,
	2022	2023	2024	2023	2024
	(millions of yen)
Transactions with customers	¥436,071	¥125,491	¥158,358	¥45,152	¥94,563
Transactions with cover counterparties	252,367	49,446	64,688	17,992	50,220
Transaction revenue	¥688,437	¥174,937	¥223,046	¥63,143	¥144,784

Transaction revenue mainly refers to revenue from these sales transactions and is recognized at the time the transaction is processed and is directly correlated with the trading volume on our Marketplace platform, which has historically been influenced by the price of Bitcoin, Ethereum and the volatility of the cryptocurrency markets. We have experienced periods of low and high trading volume, and therefore transaction revenue, driven by periods of rising or declining Bitcoin prices and/or lower or higher cryptocurrency volatility. During periods of rising Bitcoin prices and higher volatility, we have generally observed higher trading volume on our Marketplace platform. For the years ended March 31, 2022, 2023 and 2024 and the six months ended September 30, 2024, the average spread, or the difference between transaction revenue and cost of sales, for each transaction respectively was 4.05%, 3.45%, 3.45% and 3.39%, showing a declining trend with slight fluctuation due to the change in the mix of cryptocurrencies being traded, and had a total transaction volume of ¥568.4 billion, ¥157.1 billion, ¥234.6 billion and ¥128.1 billion, respectively, on our Marketplace platform.

For the fiscal years ended March 31, 2022 and 2023, we received cryptocurrencies in relation to our IEO business and sold them on the Exchange platform. The revenue was recognized as transaction revenue. We did not receive any cryptocurrencies in relation to our IEO business for the fiscal year ended March 31, 2024 or the six months ended September 30, 2024.

Over the long term, we expect further diversification of market participants, to add support for more cryptocurrencies, and for cryptocurrencies use cases to expand. We believe these factors will contribute to diversification in the composition of our trading volume and reduce the correlation to the price and volatility of specific cryptocurrencies.

Commission received

Our commission received primarily consists of remittance fees, deposit and withdrawal fees, commissions received from the issuer and applicants in the IEO business, commissions that arise from transactions on the Coincheck NFT Marketplace and commissions that arise from transactions on our Exchange platform and other commissions.

Expenses

Expenses consist of cost of sales and selling, general and administrative expenses.

Cost of sales

Our cost of sales mainly consists of crypto assets once acquired from users and cover counterparties on the Marketplace platform or Exchange platform.

Previously, the cost of cryptocurrencies sold was offset with the selling price of cryptocurrencies on the Group’s Marketplace platform. Our cost of sales has been changed to present cryptocurrencies delivered to the customers as cost of sales since the fiscal year ended March 31, 2023 and reflected retrospectively in all previous periods presented.

Selling, general and administrative expenses

Personnel expenses and advertising and promotion expenses are our biggest cost drivers. Our personnel expenses are expected to scale as our revenues grow. In addition, systems-related expenses are correlated with user numbers and trading volumes and are incurred in order to support our mobile and desktop web applications. We significantly expanded our advertising and promotion expenses to ¥5,606 million in the year ended March 31, 2022 from ¥2,051 million in the year ended March 31, 2021 as we expanded our web and affiliate advertising campaigns. However, in light of the adverse market environment, we reduced our advertising and promotion expenses in the year ended March 31, 2023 to ¥1,294 million, and further reduced them in the year ended March 31, 2024 to ¥661 million. From May 2024, we have resumed the airing of television advertisements and as such, anticipate increased advertising costs in the year ending March 31, 2025. For the six months ended September 30, 2024, our advertising and promotion expenses were ¥724 million.

Our other cost items are relatively fixed in nature, which we believe allow us to target significant operating leverage. We also believe we have been able to create an expense system capable of securing profits even in periods with low trading volume.

Selling, general and administrative expenses consist primarily of the following:

•        Personnel expenses.    Personnel expenses consist of the salaries, bonuses and incentives of our employees.

•        Advertising and promotion expenses.    Advertising and promotion expenses primarily include expenses incurred for the advertising of our products on various media, including television, press and internet (including social media and online video-sharing platforms).

•        Professional fees.    Professional fees consist of advisory fees in relation to the listing of the Company.

•        Communication expenses.    Communication expenses include cloud service expenses such as Amazon Web Services.

•        Subcontract expenses.    Subcontract expenses include outsourcing costs.

Selling, general and administrative expenses also include depreciation and amortization, business management service fees, transaction related costs, subcontract labor costs, tax expenses and other expenses.

Other Income and Expenses

Other income and expenses consist of other income and other expenses.

Other income

Other income consists primarily of gain on sale of business and gain on sale of crypto assets held for the year ended March 31, 2024, and foreign exchange gain and tax refund for the six months ended September 30, 2024.

Other expenses

Other expenses primarily consist of lease contract cancellation penalty, loss on sales and disposals of intangible assets, and termination benefits and exchange loss for the year ended March 31, 2024, and disposals of tangible/intangible assets for the six months ended September 30, 2024.

Financial Income and Expenses

Financial income

Financial income consists primarily of derivative gains for the year ended March 31, 2024 and for the six months ended September 30, 2024.

Financial expenses

Financial expenses consist primarily of impairment losses of other financial assets (non-current assets) and interest expenses for the year ended March 31, 2024 and for the six months ended September 30, 2024.

Historical Results of Operations

Comparison of the six months ended September 30, 2023 with the six months ended September 30, 2024

The following table shows selected statements of profit or loss data for the six months ended September 30, 2023 and 2024:

	For the six months ended September 30,
	2023	2024
	(in millions of yen)
Statements of profit or loss:
Revenue:
Revenue	¥63,387	¥145,632
Other revenue	146	15
Total revenue	63,533	145,647
Expenses:
Cost of sales	(60,938)	(140,507)
Selling, general and administrative expenses	(3,092)	(4,473)
Total expenses	(64,030)	(144,980)
Operating profit (loss)	(497)	667
Other income and expenses:
Other income	20	18
Other expenses	(133)	(4)
Financial income	57	9
Financial expenses	(1)	(24)
Profit (loss) before income taxes	(554)	666
Income tax (expenses) benefits	172	(214)
Net profit (loss) for the period	¥(382)	¥452

Revenue.    Revenue was ¥145,632 million in the six months ended September 30, 2024, an increase of ¥82,245 million, or 129.8%, from ¥63,387 million in the six months ended September 30, 2023. The increase was due mainly to increased transaction revenue due to the increased Marketplace trading volume.

Other revenue.    Other revenue was ¥15 million in the six months ended September 30, 2024, a decrease of ¥131 million, from ¥146 million in the six months ended September 30, 2023. The decrease was mainly due to decreased revenue from general shareholder meeting services related to the sale of the Sharely business.

Total revenue.    As a result of the foregoing, total revenue was ¥145,647 million in the six months ended September 30, 2024, an increase of ¥82,114 million, or 129.2%, from ¥63,533 million in the six months ended September 30, 2023. The increase was due mainly to an increase in transaction revenue due to an increase in trading volume on our Marketplace platform.

Cost of sales.    Cost of sales were ¥140,507 million in the six months ended September 30, 2024, an increase of ¥79,569 million, or 130.6%, from ¥60,938 million in the six months ended September 30, 2023. This increase was due mainly to an increase in trading volume on our Marketplace platform.

Selling, general and administrative expenses.    Selling, general and administrative expenses were ¥4,473 million in the six months ended September 30, 2024, an increase of ¥1,381 million, or 44.7%, from ¥3,092 million in the six months ended September 30, 2023. The increase was due mainly to an increase in professional fees and advertising and promotion expenses.

Operating profit (loss).    As a result of the foregoing, operating profit was ¥667 million in the six months ended September 30, 2024, an increase of ¥1,164 million from an operating loss ¥497 million in the six months ended September 30, 2023. The change was due mainly to an increase in total revenue due in part to a slowly recovering cryptocurrency market.

Other income.    Other income was ¥18 million in the six months ended September 30, 2024, a decrease of ¥2 million, or 10.0%, from ¥20 million in the six months ended September 30, 2023. The decrease was due mainly to a decrease in gain on sale of crypto assets held.

Other expenses.    Other expenses were ¥4 million in the six months ended September 30, 2024, a decrease of ¥129 million from ¥133 million in the six months ended September 30, 2023. The change was due mainly to a decrease in loss on disposal of property and equipment.

Financial income.    Financial income was ¥9 million in the six months ended September 30, 2024, a decrease of ¥48 million from ¥57 million in the six months ended September 30, 2023. The decrease was due mainly to a decrease in gain on derivative transactions.

Financial expenses.    Financial expenses were ¥24 million in the six months ended September 30, 2024, an increase of ¥23 million from ¥1 million in the six months ended September 30, 2023. The increase was due mainly to an increase in impairment losses on other non-current assets and an increase in interest expenses.

Profit (loss) before income taxes.    As a result of the foregoing, profit before income taxes was ¥666 million in the six months ended September 30, 2024, after recognizing loss of ¥554 million in the six months ended September 30, 2023.

Income tax (expenses) benefits.    Income tax expenses were ¥214 million in the six months ended September 30, 2024, a decrease in benefits of ¥386 million from income tax benefits of ¥172 million in the six months ended September 30, 2023. The decrease in income tax benefits was due mainly to our increased profit for the period.

Net profit (loss) for the period.    As a result of the foregoing, net profit was ¥452 million in the six months ended September 30, 2024, after recognizing net loss of ¥382 million in the six months ended September 30, 2023.

Non-IFRS Financial Measures

In addition to our results determined in accordance with IFRS, we believe EBITDA, a non-IFRS measure, is useful in evaluating our operating performance. We use EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance. However, EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for our financial information presented in accordance with IFRS.

A reconciliation is provided below for each non-IFRS financial measure to the most directly comparable financial measure stated in accordance with IFRS. Investors are encouraged to review the related IFRS financial measures and the reconciliation of these non-IFRS financial measures to their most directly comparable IFRS financial measures, and not to rely on any single financial measure to evaluate our business.

The following tables present reconciliations of our non-IFRS financial measures.

Reconciliation of EBITDA to Net Profit

	For the fiscal year ended March 31,			For the six months ended September 30,
	2022	2023	2024	2023	2024
	(millions of yen)
Reconciliation of EBITDA:
Net profit (loss) for the year or the period	¥9,795	¥(559)	¥1,967	¥(382)	¥452
Add: Income tax expenses (benefits)	4,123	(287)	873	(172)	214
Profit (loss) before income taxes	13,918	(846)	2,840	(554)	666
Add: interest expense	2	3	6	1	10
Add: Depreciation and amortization	448	483	679	317	325
EBITDA	¥14,368	¥(360)	¥3,525	¥(236)	¥1,001

Liquidity and Capital Resources

We finance our operations primarily with our cash flow from operating activities. Our fundamental principles are to build and maintain a financial base for the purpose of maintaining soundness and efficiency of operations and achieving sustainable growth. According to these principles, we plan on conducting capital investment, profit distribution and repayment of any loans based on our operating cash flows through the development and rendering of our crypto asset exchange services.

Cash and cash equivalents mainly consist of bank deposits. As of September 30, 2024, we had cash and cash equivalents of ¥10,628 million. As of September 30, 2024, we also had cash segregated as deposits of ¥48,820 million. In accordance with Japanese laws and regulations, from the year ended March 31, 2021, at least 100% of the legal tender deposited by customers shall be protected by trust companies. Therefore, cash deposited by customers is accounted for under different accounts depending on whether it is protected by trust companies or not. Please see Notes 10 and 11 to our financial statements as of and for the year ended March 31, 2024, included elsewhere in the Proxy Statement/Prospectus. As disclosed above under “— Recent Developments and Outlook,” in light of uncertain market conditions, we entered into a ¥3 billion line of credit from Monex Finance Corporation in December 2022, which as of September 30, 2024 was unused after drawing down and subsequently repaying ¥3 billion in March 2023 and again drawing down and subsequently repaying ¥3 billion in June 2024. We have also entered into a ¥3 billion subordinated loan agreement with Monex Finance Corporation in September 2023, which as of September 30, 2024 was unused after drawing down and subsequently repaying ¥3 billion in June 2024.

In addition, the Company entered into a loan agreement for ¥200 million with JSF Trust and Banking Co., Ltd. in June 2021, which balance was increased to ¥500 million as of September 30, 2024, and has been making short-term borrowings under this agreement several times a year, however all of the borrowings were repaid within about a week of the making of each respective loan and are currently unused. As stated above, the Company believes that its existing cash and cash equivalents are sufficient to meet its immediate working capital and capital expenditure needs.

We hold crypto assets on our statements of financial position principally to facilitate customer transactions on our Marketplace platform. These crypto assets consist of cryptocurrencies. Because 100% of customer crypto assets (excluding crypto assets we have borrowed under the Coincheck Lending program) are held in segregated cold wallets and are not accessible for settlement purposes, our holding of crypto assets facilitates the prompt settlement of transactions, including requested remittances and trades executed with cover counterparties. As of September 30, 2024, we had ¥35,633 million of crypto assets held (current assets). These cryptocurrencies are held with the purpose of acquiring broker-traders’ margin and treated as inventories that are recorded at fair value as of the end of the reporting period. The fair value is measured at the transaction prices of main cryptocurrency exchanges. Almost all of these cryptocurrencies consist of cryptocurrencies we have borrowed from our customers. As of September 30, 2024, crypto asset borrowings totaled ¥35,491 million. We determine the amount of crypto assets to hold based on the total size of our customer assets and recent trading levels. Our Accounting & Finance Department is responsible for monitoring and determining the appropriate amount, and our Dealing Department is then responsible for managing what amount of crypto assets to hold in hot wallets and to deposit with cover counterparties in accordance with our internal policies. Our policy from a security point of view is to hold the majority of borrowed customer crypto assets in cold wallets and to hold in hot wallets the amount of crypto assets we deem necessary in light of expected settlement transactions with cover counterparties and external transfer requests.

The following table shows the amounts held by crypto asset, as well as in hot wallets and cold wallets as of March 31, 2022, September 30, 2022, March 31, 2023, September 30, 2023, March 31, 2024 and September 30, 2024. Customer crypto assets held by us in cold wallets are recorded as safeguard assets and are not included in crypto assets held (current assets).

	As of March 31, 2022	As of September 30, 2022	As of March 31, 2023	As of September 30, 2023	As of March 31, 2024	As of September 30, 2024
	(in billions of yen)
BTC	¥19.8	¥9.7	¥11.8	¥12.6	¥32.6	¥28.0
ETH	6.7	2.7	3.3	3.2	6.2	3.9
XRP	3.4	2.2	2.2	2.2	2.9	2.5
IOST	1.4	0.4	0.4	0.2	0.4	0.2
ENJ	0.5	0.1	0.1	0.1	0.1	0.0
XEM	0.3	0.1	0.1	0.1	0.1	0.0
XLM	0.1	0.1	0.1	0.1	0.1	0.1
BCH	0.2	0.1	0.1	0.2	0.4	0.2
LTC	0.2	0.1	0.2	0.1	0.2	0.1
LSK	0.2	0.1	0.1	0.1	0.1	0.0
BAT	0.2	0.1	0.1	0.0	0.1	0.0
QTUM	0.2	0.1	0.1	0.0	0.1	0.0
OMG	0.1	0.1	0.1	0.0	0.0	0.0
MONA	0.1	0.0	0.0	0.0	0.0	0.0
Others	0.8	0.5	0.4	0.3	0.9	0.5
Total crypto assets held (current assets)	¥34.1	¥16.4	¥19.0	¥19.3	¥44.2	¥35.6
Amount held in cold wallets	27.9	13.4	15.8	17.5	39.7	33.1
Amount held in hot wallets	3.9	1.9	2.0	1.6	3.6	2.2
Amount deposited with counterparties	2.3	1.1	1.1	0.3	0.8	0.4

The following table shows the amount of borrowed crypto assets by crypto asset as of March 31, 2022, September 30, 2022, March 31, 2023, September 30, 2023, March 31, 2024 and September 30, 2024:

	As of March 31, 2022	As of September 30, 2022	As of March 31, 2023	As of September 30, 2023	As of March 31, 2024	As of September 30, 2024
	(in billions of yen)
BTC	¥19.8	¥9.6	¥11.8	¥12.6	¥32.6	¥28.0
ETH	6.7	2.7	3.3	3.2	6.2	3.9
XRP	3.4	2.2	2.2	2.2	2.9	2.5
IOST	1.4	0.4	0.4	0.2	0.4	0.2
ENJ	0.5	0.1	0.1	0.1	0.1	0.0
XEM	0.3	0.1	0.1	0.1	0.1	0.0
XLM	0.1	0.1	0.1	0.1	0.1	0.1
BCH	0.2	0.1	0.1	0.2	0.4	0.2
ETC	0.2	0.1	0.1	0.1	0.2	0.1
LSK	0.2	0.1	0.1	0.1	0.1	0.0
LTC	0.2	0.1	0.2	0.1	0.2	0.1
BAT	0.2	0.1	0.1	0.0	0.1	0.0
QTUM	0.2	0.1	0.1	0.0	0.1	0.0
OMG	0.1	0.1	0.1	0.0	0.0	0.0
MONA	0.1	0.0	0.0	0.0	0.0	0.0
Others	0.6	0.2	0.2	0.1	0.5	0.3
Total borrowed crypto assets	¥34.0	¥16.2	¥18.8	¥19.1	¥44.0	¥35.5

Accordingly, a substantial majority of borrowed customer assets (IFRS) are held in cold wallets controlled by us and are available to meet our obligation to return crypto assets at the end of the relevant borrowing period. We monitor the risk related to crypto assets held in hot wallets or deposited with cover counterparties closely, and our policy is to restrict such amounts to the level necessary to support our operations. In light of lower trading volume under recent market conditions and to minimize risk exposure, we have continued to reduce the amount of crypto assets held. As of September 30, 2024, our crypto assets held (current assets) were ¥35,633 million, of which crypto assets borrowed from customers accounted for ¥35,491 million. As of September 30, 2024, the aggregate of crypto assets held in hot wallets and crypto assets deposited with our cover counterparties was ¥2.6 billion, as compared to our cash and cash equivalents of ¥10.6 billion.

Borrowing cryptocurrencies from our customers enables us to facilitate trading on our Marketplace platform at a lower cost than procuring from alternate sources. The terms of the borrowing arrangements also limit our exposure to the price risk of the underlying crypto assets, because we return such crypto assets in kind at the end of the borrowing period. Both our crypto assets held in current assets and our crypto asset borrowings are reported at fair value so the impact of price changes in the underlying crypto assets are offset. We utilize borrowed crypto assets to facilitate the prompt execution of cover transactions before we subsequently transfer the subject crypto assets to or from customers’ segregated cold wallets. We do not use borrowed crypto assets for proprietary trading or to enter into unhedged positions. We have not experienced difficulties in borrowing crypto assets from our customers or in executing cover transactions with our cover counterparties in order to support the operation of our Marketplace platform. Nevertheless, in the event that borrowing from our customers becomes limited or unavailable, we would secure the crypto assets necessary to facilitate the operation of our Marketplace platform by borrowing from third parties. However, there is no guarantee that we would be able to find third parties to borrow enough amount of crypto assets from, in which case we will purchase and hold such crypto assets, exposing us to price fluctuation risk to the extent of such holdings. In our Marketplace platform trading operations, we limit our net open position at any given time by setting policy threshold amounts for each cryptocurrency supported and executing cover transactions when the relevant threshold is reached.

In principle, we have not invested into cryptocurrencies for our own account but we may do so in the future.

Under IFRS, there are no accounting standards related to the transactions of crypto assets. In order to determine the accounting treatment, we follow the requirements of IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors and refer to the Conceptual Framework for Financial Reporting and standards related to similar matters. In this context, we consider various factors to evaluate whether we have control for accounting purposes over crypto assets, and account for these transactions accordingly. See Note 6 to our financial statements for the six months ended September 30, 2024 included elsewhere in this Supplement for more information on our accounting treatment for our crypto assets held.

Under the Payment Services Act, we are defined as a CAESP and are subject to certain regulations of the management of the crypto assets of our customers. For example, we must segregate all such fiat currency and cryptocurrencies of our customers from our own property, keep any cryptocurrencies and our own assets in separate wallets and keep at least 95% of our customers’ cryptocurrencies in wallets that are not connected to the internet, or “cold wallets.” For more information on the regulations applicable to our business and our holdings of crypto assets, see “Information About Coincheck — Regulation.”

Accordingly, the cryptocurrencies deposited by customers are mainly held in such electronic wallets administered by us. Although we have the private key that is necessary to dispose of cryptocurrencies deposited by customers, we are obliged to purchase and sell the cryptocurrencies at the instructions of the customers based on the contractual arrangement with the customers. In addition, we clearly distinguish between the wallets for our holdings of cryptocurrencies on our own account and the wallets for those deposited by customers and manage them separately.

As of September 30, 2024, we recorded ¥589,883 million of safeguard liabilities on our statements of financial position with respect to the obligation to safeguard our customers’ crypto assets, which included ¥394,799 million of Bitcoin, ¥96,747 million of Ethereum, and ¥98,337 million of other crypto assets. Crypto assets that are deposited by customers and considered not to be controlled by us are not recognized as crypto assets in our statements of financial position. However, we recognize our obligation to safeguard customers’ crypto assets as safeguard liabilities in the statements of financial position and record corresponding safeguard assets in the statements of financial position. Because we safeguard customers’ cryptocurrencies in accordance with the requirements of the Payment Services Act, the Cabinet Office Ordinance on Virtual Currency Exchange Service Providers, and other laws and regulations, we estimate that the possibility of potential loss events is remote. Therefore, the corresponding safeguard assets were recognized at the same amount as the safeguard liabilities as of September 30, 2024. Please see Note 7 to our financial statements as of and for the six months ended September 30, 2024, included elsewhere in this Supplement.

Airdrops and forks are events that are unique to our business. As these events occur independently of our decision-making process, it is challenging for us to comprehensively understand and value each specific airdrop or fork. We have limited ability to predict whether the sale of cryptocurrencies received from airdrops or forks will be material to our future earnings, which is dependent on the future market viability and fair value of such cryptocurrencies. On the other hand, for airdrops and forks that may have a significant impact, we consider granting such crypto assets to our customers depending on the volume of cryptocurrencies deposited with us. When considering whether or not to grant such cryptocurrencies to customers, we first confirm that the cryptocurrencies can be transferred securely, and after such confirmation, we recognize the granted cryptocurrencies based on the active market price of such asset. Under our current policy, we do not monetize any cryptocurrencies granted through airdrops and forks that have not yet been granted to customers.

Our future capital requirements will depend on many factors, including market acceptance of crypto assets and blockchain technology, our growth, our ability to attract and retain customers on our cryptocurrency exchanges, the continuing market acceptance of products and services, the introduction of new products and services on our cryptocurrency exchanges, expansion of sales and marketing activities, and overall economic conditions. To the extent that current and anticipated future sources of liquidity are insufficient to fund our future business activities and requirements, we may be required to seek additional equity or debt financing. The sale of additional equity would result in additional dilution to our stockholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that would restrict our operations. In the event that additional financing is required from outside sources, there is a possibility we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital when desired, our business, operating results, and financial condition could be adversely affected.

Cash flows

The following tables show our cash flow data for the years ended March 31, 2022, 2023 and 2024 and for the six months ended September 30, 2023 and 2024.

	For the year ended March 31,			For the six months ended September 30,
	2022	2023	2024	2023	2024
	(in millions of yen)
Net cash provided by (used in) operating activities	¥7,403	¥(3,803)	¥3,902	¥199	¥367
Net cash used in investing activities	(219)	(749)	(435)	(176)	(379)
Net cash used in financing activities	(6,649)	(5,455)	(327)	(139)	(197)
Net increase (decrease) in cash and cash equivalents	535	(10,007)	3,140	(116)	(209)
Cash and cash equivalents at the beginning of the year or the period	17,169	17,704	7,697	7,697	10,837
Cash and cash equivalents at the end of the year or the period	17,704	7,697	10,837	7,581	10,628

Comparison of six months ended September 30, 2024 with the six months ended September 30, 2023

In the six months ended September 30, 2024, we had ¥367 million net cash provided by operating activities, ¥379 million net cash used in investing activities and ¥197 million net cash used in financing activities. As a result, cash and cash equivalents at the end of the six months ended September 30, 2024 decreased by ¥209 million to ¥10,628 million, from ¥10,837 million at the end of the year ended March 31, 2024.

Net cash provided by operating activities was ¥367 million in the six months ended September 30, 2024, a change of ¥168 million from net cash provided by operating activities of ¥199 million in the six months ended September 30, 2023. This change was due to a profit before income taxes of ¥666 million (compared to a loss before income taxes of ¥554 million in the prior period), a decrease in cash segregated as deposits of ¥10,436 million (compared to a decrease of ¥2,759 million in the prior period) and a decrease in crypto assets held (current assets) of ¥8,574 million (compared to an increase of ¥317 million in the prior period), partially offset by a decrease in deposits received of ¥10,104 million (compared to a decrease of ¥2,846 million in the prior period) and a decrease in crypto asset borrowings of ¥8,529 million (compared to an increase of ¥386 million in the prior period).

Net cash used in investing activities was ¥379 million in the six months ended September 30, 2024, compared to ¥176 million in the six months ended September 30, 2023. Net cash used in investing activities mainly consisted of ¥253 million of expenditure on internally generated intangible assets (compared to ¥161 million in the prior period) and ¥159 million of purchase of property and equipment (compared to ¥3 million in the prior period), partially offset by ¥33 million of proceeds from refund of guarantee deposits.

Net cash used in financing activities was ¥197 million in the six months ended September 30, 2024, compared to ¥139 million in the previous year, which was due primarily to the difference in repayments of lease obligations.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with IFRS. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates under different assumptions or conditions. We believe that the following critical accounting policies reflect the more significant judgments, estimates and assumptions used in the preparation of our financial statements.

Crypto assets held

Our holdings of crypto assets that are considered to be controlled by us for accounting purposes are presented as a part of assets in our statements of financial position. On the other hand, our holdings of crypto assets that are deposited by customers and considered not to be controlled by us as a result of comprehensive consideration of the following matters are not recognized in our statements of financial position. However, we recognize the obligation to safeguard customers’ crypto assets as a safeguard liability in the statements of financial position and record a corresponding safeguard asset in the statements of financial position.

Crypto assets held (current assets) consist of cryptocurrencies for facilitating customer transactions.

We determined that cryptocurrencies for facilitating customer transactions are accounted for under IAS 2 “Inventories.” Under IAS 2, such cryptocurrencies are initially recognized at the acquisition price and subsequently at fair value less costs to sell as these are held with the purpose of acquiring broker-traders’ margin. The changes in fair value less costs to sell are recognized in profit or loss in the period the change occurs.

We use third-party exchanges to measure the fair value of its cryptocurrency. We select the principal market, which is the exchange with the highest liquidity and highest volume of trades. If a principal market does not exist, we select the most advantageous market, one with high liquidity, high volume of trades, the most favorable spread, maximizing the amount that would be received to sell the asset or minimizing the amount that would be paid to transfer the liability, net of transaction costs. Judgment is required in determining which exchange serves as the principal market or advantageous market for each type of cryptocurrency. Management reviews each exchange at period end and subsequently accounts for the crypto assets at fair value less cost to sell. The fair values of the crypto assets are considered to be Level 1 fair value measurements, which are unadjusted quote prices in active markets that are accessible at the measurement date for identical, unrestricted assets. NFTs for sale are accounted for under IAS 2 “Inventories.” Under IAS 2, such NFTs are measured at cost at initial recognition and subsequently measured at the lower of cost or net realizable value.

Our crypto assets held (non-current assets) consist of cryptocurrencies that are not held for facilitating customer transactions and NFTs held for purposes other than sales. Cryptocurrencies held for our own use are mainly held and being exempted from paying certain commission. NFTs are intended for our own use. These crypto assets held (non-current assets) are recognized as intangible assets with indefinite useful lives and are initially measured at acquisition cost. Subsequent to initial recognition, crypto assets held (non-current assets) are not amortized and are reported at the acquisition cost less accumulated impairment losses. If there is an indication of impairment, the recoverable amount of the relevant asset is estimated. The recoverable amount of crypto assets held (non-current assets) is estimated at the same time each year or more frequently if there are indicators of impairment.

As of September 30, 2024, we held no crypto assets (non-current assets).

We recognize cryptocurrencies received through airdrops or forks if the cryptocurrencies are expected to generate probable future benefit and if we are able to support the trading, custody, or withdrawal of these assets. We monitor information relating to material forks or air drops. We grant cryptocurrencies acquired through forks or air drops to customers as the expectation of future benefit increases, but we do not have a contractual commitment to support such grant. Cryptocurrencies resulting from hard forks or airdrops with respect to ETH, BCH and XLM have been supported on our Marketplace platform in the past and credited to customer accounts. Crypto assets resulting from hard forks or airdrops that are not supported but for which yen amounts were credited to our customers include ¥338 million with respect to BSV in 2019.

Crypto Asset Borrowings

We enter into contracts to borrow cryptocurrencies from our customers under the Coincheck Lending program. We record “crypto asset borrowings” with respect to our repayment obligation under the contracts. The corresponding cryptocurrencies received are recognized as inventories in the statements of financial position.

Crypto asset borrowings are initially measured at the fair value of the subject crypto assets as of the borrowing date. Subsequent to initial recognition, changes in fair value are recognized in profit or loss in the period in which the change occurs. In addition, the borrowing fee is calculated by multiplying the quantities of the borrowed crypto assets by the interest rate and recognized as an expense over the borrowing period.

Safeguard assets and liabilities

We have an obligation to safeguard customer crypto assets from loss or theft. Therefore, we recorded an obligation to safeguard customers’ crypto assets as a safeguard liability under current liabilities in the statements of financial position, which was measured at the fair value of the customers’ crypto assets being safeguarded. In measuring the safeguard liability, we use the principal market for each crypto asset which generally consists of major third-party exchanges with high volume and liquidity. The corresponding assets are recorded as safeguard assets, which are measured at the fair value of the customers’ crypto assets being safeguarded and considering the effects of potential loss events, if any. Since we estimate that the possibility of potential loss events is remote, a safeguard asset was recognized at the same amount as the safeguard liability.

Revenue recognition

Transaction revenue

Transaction revenue from our Marketplace platform business is derived from transactions with customers and cover counterparties.

We have a performance obligation to deliver cryptocurrencies for transactions with customers or with cover counterparties. Revenue is recognized at the point of time when performance obligation is fulfilled in accordance with IFRS 15 Revenue from Contracts with Customers.

Contracts with customers and cover counterparties to purchase or sell cryptocurrencies are usually open-ended and can be terminated by either party without a termination penalty. Therefore, contracts are defined at the transaction level and do not extend beyond the service already provided. When we receive cryptocurrencies as non-cash consideration, we measure the received cryptocurrencies at fair value at the time of delivery.

We have determined that we act as the principal in such transactions as we have the ability to direct the use of, and obtain substantially all of the remaining benefits from, the cryptocurrencies we hold as inventory. Additionally, we are primarily responsible for fulfilling the promise to provide cryptocurrencies to customers on our Marketplace platform pursuant to our terms of service, have inventory risk as we have no right to return unsold cryptocurrencies to the customers or cover counterparties from which we have purchased such cryptocurrencies, and set the price of the cryptocurrencies sold on our Marketplace platform.

Commission received

Commission received primarily includes revenue from remittance fees, deposit and withdrawal fees, commissions received from the issuer and the applicants in the IEO business, commissions that arise from transactions on the Coincheck NFT Marketplace and commissions that arise from transactions on the Exchange platform.

In accordance with IFRS 15 Revenue from Contracts with Customers, remittance fees are recognized as revenue when the performance obligation that arises from a customer order to remit cryptocurrency is satisfied. Commissions received from an issuer in the IEO business are recognized as revenue when the obligations to list the issuer’s tokens on its Marketplace platform are performed. The Company acts as a principal since it holds the primary responsibility to the issuers. Commissions received from the applicants in the IEO business are recognized as revenue when the obligations to deliver the issuer’s tokens to the applicants are performed. The Company acts as an agent to broker a transaction of orders participating in the issuer’s IEO and delivers tokens on behalf of the issuer. Commissions that arise from transactions on the Coincheck NFT Marketplace are recognized as revenue when the performance obligation of brokering transactions between customers is fulfilled. The Company acts as an agent since the performance obligation is to arrange to transfer NFTs of the selling party to the other party. Deposit and withdrawal fees are recognized as revenue when the performance obligations that arise from a customer order to deposit or to withdraw cryptocurrency is satisfied. In addition, commissions that arise from transactions on the Exchange platform are recognized in accordance with IFRS 15 Revenue from Contracts with Customers and are presented as part of commission received.

Changes in Accounting Policies

We have applied new or amended accounting standards and interpretations in the period commencing on April 1, 2024. The adoption of these new or amended accounting standards and interpretations have no material impact on our financial statements.

There are no new or amended accounting standards and interpretations issued and not yet adopted that would be expected to have a significant impact on our financial statements.

Quantitative and Qualitative Disclosure about Market Risks

Market risk is the risk associated with the effect of changes in market factors on the value of the assets and liabilities held on our balance sheet, including interest rates, prices of crypto assets, or volatilities such as market volatility or product liquidity.

Interest Rate Risk

We had cash and cash equivalents, including cash segregated as deposits, of ¥59,448 million as of September 30, 2024. Although we are technically exposed to declines in interest rates due to fluctuations in market interest rates as we invest cash segregated as deposits for capital investment, given the current near-zero investment yield for interest rates in Japan, we believe that there is minimal risk for further interest rate reductions. In addition, the majority of our loans are under fixed interest rates. As our cash and cash equivalents exceed our interest-bearing debt, the impact of interest rate fluctuation risk on our profit or loss is immaterial. Therefore, we consider that our interest rate risk is immaterial and have not performed a sensitivity analysis.

Market Price Risk of Cryptocurrencies

We generate substantially all of our total revenue from transactions on our Marketplace platform business in connection with the purchase, sale and purchase of cryptocurrencies by our customers and cover counterparties. On such trades, we act as the counterparty and charge a spread on each purchase or sale on our Marketplace platform. We also monitor our net open position for each cryptocurrency that is traded on our Marketplace platform and strive to keep the quantity and amount of each cryptocurrency held to the same level of those borrowed.

Credit Risk

Spot transactions are traded within the limit of the amounts received in advance from customers. Therefore, we do not take excessive credit risks with any specific customers and do not have significant credit risk concentration because we have a large retail customer base.

Our cash, cash equivalents, cash segregated as deposits, and cryptocurrencies for facilitating customers transactions are exposed to credit risk because they are deposited in financial institutions and cryptocurrency exchange brokers in which marketplace we execute cover transactions with cover counterparties. Although credit risk is concentrated since we use a small number of financial institutions and cryptocurrency exchange brokers, credit risk is limited as they are deposited in highly creditworthy financial institutions and our cryptocurrency exchange brokers are well-known domestic and overseas exchange brokers. In addition, customer accounts receivable is mainly due from credit card companies, which are payment processors, for settlement of funds from customers. Since a small number of payment processors are used, credit risk is concentrated. However, as the settlement period is short, credit risk is limited.

As part of the risk management process, we evaluate the financial soundness of financial institutions and cryptocurrency exchange brokers before selecting them and subsequently reviewing them periodically. In addition, if we obtain information related to credit uncertainty, such as a downgrade of the credit rating of financial institutions or cryptocurrency exchange brokers, we take the necessary measures by collaborating with all divisions concerned to avoid such risks.

Liquidity Risk

Our liquidity risk is the risk of an entity being unable to settle obligations using cash, other financial assets or other means. We finance the funds necessary for our operations by obtaining loans from financial institutions and related parties. Cryptocurrencies received from borrowings contribute to securing adequate liquidity, as they can be used as our own assets and are used in settlement with cryptocurrency exchange brokers. We regularly monitor the status and outlook of cash flows and reduce our liquidity risks.

COINCHECK, INC.

CONDENSED INTERIM STATEMENTS OF PROFIT OR LOSS
AND OTHER COMPREHENSIVE INCOME (UNAUDITED)

		(Millions of yen, except per share data) For the six months ended September 30,
	Notes	2023	2024
Revenue:
Revenue	5	¥63,387	¥145,632
Other revenue	5	146	15
Total revenue	5	63,533	145,647

Expenses:
Cost of sales		60,938	140,507
Selling, general and administrative expenses	8	3,092	4,473
Total expenses		64,030	144,980
Operating profit (loss)		(497)	667

Other income and expenses:
Other income		20	18
Other expenses		(133)	(4)
Financial income		57	9
Financial expenses		(1)	(24)
Profit (loss) before income taxes		(554)	666
Income tax (expenses) benefits		172	(214)
Net profit (loss) for the period attributable to owners of the Company		(382)	452
Other comprehensive income:
Other comprehensive income for the period, net of tax		—	—
Total comprehensive income (loss) for the period attributable to owners of the Company		¥(382)	¥452

Earnings (loss) per share:
Basic earnings (loss) per share		¥(188.87)	¥223.50
Diluted earnings (loss) per share		(188.87)	223.50

The accompanying notes are an integral part of these condensed interim financial statements (unaudited).

COINCHECK, INC.

CONDENSED INTERIM STATEMENTS OF FINANCIAL POSITION
(UNAUDITED)

		(Millions of yen)
	Notes	As of March 31, 2024	As of September 30, 2024
Assets
Current assets:
Cash and cash equivalents	9	¥10,837	¥10,628
Cash segregated as deposits	9	59,256	48,820
Crypto assets held	6,10	44,207	35,633
Safeguard assets	7,10	649,211	589,883
Customer accounts receivable	9	719	789
Other financial assets	9,10	37	166
Other current assets		377	471
Total current assets		764,644	686,390
Non-current assets:
Property and equipment		1,973	2,153
Intangible assets		788	982
Other financial assets	9,10	614	581
Deferred tax assets		353	249
Other non-current assets		28	4
Total non-current assets		3,756	3,969
Total assets		¥768,400	¥690,359
Liabilities and equity
Liabilities:
Current liabilities:
Deposits received	9	¥59,276	¥49,172
Crypto asset borrowings	8,10	44,020	35,491
Safeguard liabilities	7,10	649,211	589,883
Other financial liabilities	9,10	1,206	1,018
Provisions		120	120
Income taxes payable		486	111
Other current liabilities		360	240
Total current liabilities		754,679	676,035
Non-current liabilities:
Other financial liabilities	9	1,277	1,089
Provisions		—	339
Total non-current liabilities		1,277	1,428
Total liabilities		755,956	677,463
Equity:
Common stock		386	386
Capital surplus		478	478
Retained earnings		11,580	12,032
Total equity		12,444	12,896
Total liabilities and equity		¥768,400	¥690,359

The accompanying notes are an integral part of these condensed interim financial statements (unaudited).

COINCHECK, INC.

CONDENSED INTERIM STATEMENTS OF CHANGES IN EQUITY
(UNAUDITED)

	Notes	Common stock	Capital surplus	Retained earnings	(Millions of yen) Total equity
Balance as of April 1, 2023		¥386	¥478	¥9,613	¥10,477
Net loss for the period		—	—	(382)	(382)
Balance as of September 30, 2023		¥386	¥478	¥9,231	¥10,095

Balance as of April 1, 2024		¥386	¥478	¥11,580	¥12,444
Net profit for the period		—	—	452	452
Balance as of September 30, 2024		¥386	¥478	¥12,032	¥12,896

The accompanying notes are an integral part of these condensed interim financial statements (unaudited).

COINCHECK, INC.

CONDENSED INTERIM STATEMENTS OF CASH FLOWS
(UNAUDITED)

		(Millions of yen) For the six months ended September 30,
	Notes	2023	2024
Cash flows from operating activities:
Profit (loss) before income taxes		¥(554)	¥666
Adjustments for:
Depreciation and amortization		317	325
Impairment loss of crypto assets held (non-current assets)		4	—
Impairment loss of other financial assets (non-current assets)	10	—	1
Impairment loss of other assets (non-current assets)		—	13
(Gain) loss on sale of property and equipment		3	(0)
Loss on disposal of intangible assets		38	1
Net gain on sale of crypto assets held (non-current assets)		(15)	—
Decrease in cash segregated as deposits		2,759	10,436
(Increase) decrease in crypto assets held (current assets)		(317)	8,574
Increase in customer accounts receivable		(69)	(70)
(Increase) decrease in other financial assets (current assets)		635	(129)
(Increase) decrease in other current assets		256	(53)
Decrease in deposits received		(2,846)	(10,104)
Increase (decrease) in crypto asset borrowings		386	(8,529)
Decrease in other financial liabilities		(454)	(170)
Increase (decrease) in other current liabilities		30	(120)
Other, net		27	22
Cash provided by operating activities		200	863
Interest income received		0	0
Interest expenses paid		(1)	(9)
Income taxes paid		(0)	(487)
Net cash provided by operating activities		199	367

Cash flows from investing activities
Purchase of property and equipment		(3)	(159)
Proceeds from sale of property and equipment		1	0
Expenditure on internally generated intangible assets		(161)	(253)
Proceeds from refund of guarantee deposits		—	33
Purchase of other financial assets (non-current assets)		(13)	—
Net cash used in investing activities		(176)	(379)

The accompanying notes are an integral part of these condensed interim financial statements (unaudited).

COINCHECK, INC.

CONDENSED INTERIM STATEMENTS OF CASH FLOWS — (Continued)
(UNAUDITED)

		(Millions of yen) For the six months ended September 30,
	Notes	2023	2024
Cash flows from financing activities
Proceeds from short-term loans		400	600
Repayments of short-term loans		(400)	(600)
Proceeds from loans from related party		—	6,000
Repayments of loans from related party		—	(6,000)
Repayments of lease obligations		(139)	(197)
Net cash used in financing activities		(139)	(197)

Net decrease in cash and cash equivalents		(116)	(209)
Cash and cash equivalents at the beginning of period		7,697	10,837
Cash and cash equivalents at the end of period		¥7,581	¥10,628

The accompanying notes are an integral part of these condensed interim financial statements (unaudited).

COINCHECK, INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

1.      Reporting entity

Coincheck, Inc. (the “Company”) is a limited company domiciled in 1-4 Sakuragaokacho, Shibuya-ku, Tokyo, Japan (*1), which was founded in 2012. The Company became a subsidiary of Monex Group, Inc. in April 2018. The financial statements consist of standalone financial information of the Company. The Company is primarily engaged in providing end-to-end crypto asset exchange services, and the Company offers customers a multi-currency crypto marketplace with a deep pool of liquidity for trading crypto assets through its user-friendly applications. The Company provides a marketplace platform where customers can buy and sell cryptocurrencies, and an exchange platform where trades in Bitcoin and other cryptocurrencies are conducted via a matching engine. Moreover, the Company provides several other retail-focused crypto services, such as lending of cryptocurrencies.

Note: (*1)  Effective from July 1, 2024, the Company changed the registered address of its head office from 3-6 Maruyamacho, Shibuya-ku, Tokyo, Japan.

2.      Basis of preparation of financial statements

(1)    Compliance with International Financial Reporting Standards

The condensed interim financial statements for the six months ended September 30, 2024 have been prepared in accordance with the International Accounting Standards (“IAS”) 34 Interim Financial Reporting as issued by the International Accounting Standards Board (“IASB”), and should be read in conjunction with the Company’s annual financial statements as of and for the year ended March 31, 2024 since they do not include all the information required in the annual financial statements, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by IASB.

(2)    Approval of the condensed interim financial statements

The condensed interim financial statements were authorized for issuance on November 19, 2024 by Chief Financial Officer (“CFO”) Keigo Takegahara.

(3)    Use of judgements, estimates and assumptions

The preparation of financial statements in accordance with IFRS requires management to make certain judgments, estimates, and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenues and expenses, as well as the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

These estimates and underlying assumptions are reviewed on a continuous basis. Changes in these accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

The condensed interim financial statements are prepared based on the same judgments and estimations as well as the accounting estimates and assumptions applied and described in the annual financial statements as of and for the year ended March 31, 2024.

3.      Material accounting policies

Material accounting policies adopted for the condensed interim financial statements for the six months ended September 30, 2024, are consistent with those adopted and described in the annual financial statements as of and for the year ended March 31, 2024, except for the new or amended accounting standards and interpretations as stated below.

(1)    New or amended accounting standards and interpretations adopted during the six months ended September 30, 2024

COINCHECK, INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

3.      Material accounting policies (cont.)

The Company has applied the following new or amended accounting standards and interpretations in the period commencing on April 1, 2024. The adoption of new or amended accounting standards and interpretations listed below have no material impact on the condensed interim financial statements for the six months ended September 30, 2024.

Standards	Name of Standards	Effective date (The year beginning on or after)	Adoption periods of the Company (For the year ending)	Content
IAS 1	Presentation of Financial Statements	January 1, 2024	March 31, 2025	Amendments to classification of liabilities as current or non-current
IAS 7	Statement of Cash Flows;	January 1, 2024	March 31, 2025	Amendments to disclosure of supplier finance arrangements
IFRS 7	Financial Instruments: Disclosures
IFRS 16	Leases	January 1, 2024	March 31, 2025	Amendments to accounting for lease liability in a sale and leaseback

(2)    New or amended accounting standards and interpretations issued but not yet applied

The new or amended accounting standards and interpretations issued but not yet applied for the six months ended September 30, 2024 are as follows. The new or amended accounting standards with an adoption period of the year ending March 31, 2026, are not expected to have a material impact on the Company’s financial statements. The Company is evaluating the impact of applying the new or amended accounting standards with adoption period after the year ending March 31, 2026.

Standards	Name of Standards	Effective date (The year beginning on or after)	Adoption periods of the Company (For the year ending)	Content
IAS 21	The Effects of Changes in Foreign Exchange Rates	January 1, 2025	March 31, 2026	Amendments to accounting for lack of exchangeability
IFRS 7	Financial Instruments: Disclosures;	January 1, 2026	March 31, 2027	Amendments to the classification and measurement of financial instruments
IFRS 9	Financial Instruments
IFRS 7	Financial Instruments: Disclosures	January 1, 2026	March 31, 2027

Amendment to gain or loss on derecognition on IFRS 7 Amendments to introduction, disclosure of deferred difference between fair value and transaction price, and credit risk disclosures on the Implementation Guidance for IFRS 7

IFRS 9	Financial Instruments	January 1, 2026	March 31, 2027	Amendment to derecognition of lease liabilities by a lessee and transaction price
IFRS 10	Consolidated Financial Statements	January 1, 2026	March 31, 2027	Amendment to determination of a ‘de facto agent’

COINCHECK, INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

3.      Material accounting policies (cont.)

Standards	Name of Standards	Effective date (The year beginning on or after)	Adoption periods of the Company (For the year ending)	Content
IAS 7	Statement of Cash Flows	January 1, 2026	March 31, 2027	Replacement of the term ‘cost method’ to ‘at cost’
IFRS 18	Presentation and Disclosure in Financial Statements	January 1, 2027	March 31, 2028	Replacement of IAS 1 and helping to achieve comparability of the financial performance of similar entities
IFRS 19	Subsidiaries without Public Accountability: Disclosures	January 1, 2027	March 31, 2028	Reduced disclosure requirements for subsidiaries without public accountability
IFRS 10	Consolidated Financial Statements;	Not determined	Not determined	Amendment of accounting for sale or contribution of assets between an investor and its associates or joint ventures
IAS 28	Investments in Associates and Joint Ventures

4.      Segment information

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (the “CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s President is the Company’s CODM. The CODM reviews financial information for purposes of making operating decisions, allocating resources, and evaluating financial performance. While the Company does have revenue from multiple services, no measures of profitability by service are available, so discrete financial information is not available for each such component. As such, the Company has determined that it operates as one operating segment and one reportable segment.

5.      Revenue

Revenue breakdowns by revenue from contracts with customers and other sources for the six months ended September 30, 2023 and September 30, 2024 are as follows:

	(Millions of yen)
	For the six months ended September 30,
	2023	2024
Revenue arising from contracts with customers
Transaction revenue (*1)	¥63,143	¥144,784
Commission received (*2)	244	848
Other revenue (*3)	146	—
Sub-total	63,533	145,632

Other sources
Other revenue	—	15
Sub-total	—	15
Total	¥63,533	¥145,647

____________

Notes:

(*1)    Transaction revenue mainly refers to the revenue from sales of crypto assets to customers and cover counterparties.

COINCHECK, INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

5.      Revenue (cont.)

(*2)    Commission received refers to remittance fees, deposit and withdrawal fees, commissions that received from the issuer and the applicants in the IEO business, commissions that arise from transactions on the NFT Marketplace and commissions that arise from transactions on the cryptocurrency exchange platform and others.

(*3)    Other revenue arising from contracts with customers for the six months ended September 30, 2023 is mainly related to revenue from online shareholders meeting service and sales of NFTs owned by the Company.

The Company manages its business in one operating and reportable segment: Crypto Asset.

6.      Crypto assets held

Under IFRS, there are no accounting standards related to the transactions of crypto assets. However, cryptocurrencies holdings were discussed by the International Financial Interpretations Committee (“IFRIC”) in the June 2019 Agenda Decision (“Agenda Decision”). The Agenda Decision did not specifically address the activity of crypto assets by entity. Thus, in order to determine the accounting treatment, the Company follows the requirements of IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors and refers to the “Conceptual Framework for Financial Reporting” and standards related to similar matters. In this context, the Company considers various factors to evaluate whether the Company has control for accounting purposes over crypto assets, and accounts for these transactions accordingly.

The Company’s holdings of crypto assets that are considered to be controlled by the Company for accounting purposes are presented as part of crypto assets held in the statements of financial position. On the other hand, the Company’s holdings of crypto assets deposited by customers and considered not to be controlled by the Company are not recognized as crypto assets held in the statements of financial position. However, the Company recognizes the obligation to safeguard crypto assets deposited by customers as Safeguard liabilities in the statements of financial position and records corresponding Safeguard assets in the statements of financial position (Note 7 “Safeguard assets/Safeguard liabilities”). The amounts of crypto assets deposited by customers not recognized as crypto assets held in the statements of financial position were 649,211 million yen and 589,883 million yen as of March 31, 2024 and September 30, 2024, respectively. These amounts are calculated based on the fair value at the end of the reporting period.

Crypto assets deposited by customers include cryptocurrencies and NFTs. Crypto assets deposited by customers are mainly held in electronic wallets administered by the Company in the same way as the Company’s holdings of crypto assets in its own accounts. Although the Company has the private keys that are necessary to dispose of crypto assets deposited by customers, the Company is obliged to purchase and sell crypto assets under the instructions of the customers based on the contractual arrangement with the customers, and the use of the private keys without permission from customers is strictly prohibited. Additionally, in terms of cryptocurrencies, following the requirements of the “Payment Services Act,” “Cabinet Office Order on Virtual Currency Exchange Service Providers” and other laws and regulations, the Company segregates cryptocurrencies deposited by customers from those of the Company in its own accounts, and manages each of the customers’ balances. In addition, the Company clearly distinguishes between the wallets for the Company’s holdings of cryptocurrencies in its own accounts and the wallets for those deposited by customers and manages them separately. Regarding NFTs, there are no clear legal regulations in Japan as of September 30, 2024 and all NFTs, including those held by the Company and those deposited by customers, are held in hot wallets. NFTs deposited by customers are recorded on the Company’s database and internal records in the account of the depositing customers. Therefore, the economic benefits and risks related to crypto assets deposited by customers belong, in principle, to the customers, and the Company is not exposed to risks of significant changes in the fair value of these crypto assets. On the other hand, legal rights of crypto assets are not entirely clear, and there is a possibility that crypto assets deposited by customers may be dealt with in the same manner as crypto assets of the Company in its own accounts at the liquidation of the Company, but in terms of cryptocurrencies, Article 63-19-2 of the “Payment Services Act” issued by the Financial Services Agency of Japan allows customers the right to receive repayment of Deposited Crypto Assets and Redemption Guarantee Crypto Assets as defined by the “Payment Services Act” in advance of other creditors in preparation for the bankruptcy risk of the Company.

COINCHECK, INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

6.      Crypto assets held (cont.)

The accounting policies and balances of the Company’s crypto assets by holding purpose are as follows:

(1)    Crypto assets held (current assets)

(a)     Cryptocurrencies for facilitating customer transactions

Out of the holdings of cryptocurrencies that are considered to be controlled by the Company for accounting purposes (including those borrowed/deposited based on the loan agreements with customers), cryptocurrencies for facilitating customer transactions, are recognized as inventories in the statements of financial position according to provisions of IAS 2 Inventories as the Company has the ability to direct the use of these cryptocurrencies and the economic benefits resulting from sales attribute to the Company. As of March 31, 2024 and September 30, 2024, the carrying amounts were 44,207 million yen and 35,633 million yen, respectively. These amounts are calculated based on the fair value at the end of the reporting period. See Note 10 “Fair value measurement.”

(b)    NFTs for sale

NFTs for sale are recognized as inventories in the statements of financial position according to provisions of IAS 2 Inventories as the Company has the ability to direct the use of these NFTs and economic benefits resulting from sales attribute to the Company. The carrying amounts are measured at the lower of cost or net realizable value. However, there were no crypto assets held as NFT as of March 31, 2024 and September 30, 2024.

(2)    Crypto assets held (non-current assets)

Crypto assets held (non-current assets) are recognized as intangible assets with indefinite useful lives which are not amortized. There is no foreseeable limit to the period over which the future cash flows of crypto assets held (non-current assets) would be generated as the future cash flows cannot be reliably estimated. The useful lives of crypto assets held (non-current assets) are regarded as indefinite accordingly. They are reported at the acquisition cost less accumulated impairment losses. However, there were no crypto assets held (non-current assets) as of March 31, 2024 and September 30, 2024.

7.      Safeguard assets/Safeguard liabilities

In addition to the control assessment of crypto assets deposited by customers as described in Note 6 “Crypto assets held,” the Company implemented the requirements of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin 121, Accounting for obligations to safeguard crypto-assets an entity holds for platform users (“SAB 121”), and recognized the obligation to safeguard its crypto assets deposited by customers as Safeguard liabilities and recorded corresponding Safeguard assets in the statements of financial position.

The Company managed its crypto assets deposited by customers in the manner described in Note 6 “Crypto assets held” and estimated that the probability of occurrence of any potential loss events is remote. Therefore, safeguard assets were recognized at the same amount as safeguard liabilities.

These amounts are calculated based on the fair value at the end of the reporting period. See Note 10 “Fair value measurement.”

COINCHECK, INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

7.      Safeguard assets/Safeguard liabilities (cont.)

The nature and quantity of crypto assets that the Company is responsible for safeguard for its customers are as follows:

	As of March 31, 2024		As of September 30, 2024
Ticker	Quantity	Millions of yen	Quantity	Millions of yen
BTC(*1)	37,041.96	¥395,649	43,208.77	¥394,799
ETH(*2)	227,558.47	124,834	257,656.27	96,747
Others(*3)	—	128,728	—	98,337
Total	—	¥649,211	—	¥589,883

____________

(*1)    The first system of global, decentralized, scarce, digital money as initially introduced in a white paper titled Bitcoin: A Peer-to-Peer Electronic Cash System by Satoshi Nakamoto.

(*2)    A decentralized global computing platform that supports smart contract transactions and peer-to-peer applications, or “Ether,” the native crypto assets on the Ethereum network.

(*3)    The crypto assets with the balance less than 10% of the total are disclosed in the “Others” category. Within the “Others” category, crypto assets with the highest yen value, were XRP amounting to 54,404 million yen and 56,041 million yen as of March 31, 2024 and September 30, 2024, respectively.

8.      Crypto asset borrowings

The Company enters into borrowing agreements with customers under the Coincheck Lending program. The Company has control over crypto assets borrowed/deposited under the program. Therefore, the repayment obligation with respect to the crypto assets borrowed/deposited is recorded as “Crypto asset borrowings,” and the corresponding crypto assets received are recognized as inventories in the statements of financial position.

Crypto asset borrowings are initially measured at the fair value of the crypto assets borrowed/deposited. Subsequent to initial recognition, changes in fair value of crypto asset borrowings are recognized in profit or loss in the corresponding period. See Note 10 “Fair value measurement.”

The interest expenses related to crypto asset borrowings, paid in the same cryptocurrency, for the six months ended September 30, 2023 and September 30, 2024 were 14 million yen and 18 million yen, respectively, which were included in “Selling, general and administrative expenses” in the condensed interim statements of profit or loss and other comprehensive income. The interest expenses related to crypto asset borrowings for the six months ended September 30, 2023 and September 30, 2024 are included as an adjustment to reconcile profit (loss) to “Cash flows from operating activities” in the condensed interim statements of cash flows.

9.      Financial instruments

(1)    The fair values of financial assets and liabilities are determined as below. Information about the fair value hierarchy is described in Note 10 “Fair value measurement.”

(a)     Cash and cash equivalents

Since cash and cash equivalents mainly consist of bank deposits, the carrying amount approximates its fair value.

COINCHECK, INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

9.      Financial instruments (cont.)

(b)    Cash segregated as deposits

Cash segregated as deposits includes cash deposited in trust accounts. The carrying amount approximates its fair value.

(c)     Customer accounts receivable, Other financial assets, Deposits received and Other financial liabilities

The carrying amount of instruments with short-term maturity approximates its fair value. The fair value of instruments with long-term maturity is measured using future cash flows discounted by a rate reflecting the counterparty or the Company’s credibility, which is a reasonable approximation of the carrying amount.

Derivative assets and liabilities are included in “Other financial assets” under current assets and “Other financial liabilities” under current liabilities, respectively. Derivative assets and liabilities mainly represent cryptocurrency leveraged trading with customers which are measured at the fair value using a valuation technique based on the observable prices in the crypto exchange market.

(2)    Carrying amount and fair value

	(Millions of yen)
	As of March 31, 2024		As of September 30, 2024
	Financial assets and liabilities measured at FVTPL		Financial assets and liabilities measured at FVTPL
	Carrying amount	Fair value	Carrying amount	Fair value
Derivative assets	¥3	¥3	¥—	¥—
Derivative liabilities	1	1	—	—

10.    Fair value measurement

(1)    Fair value hierarchy

When measuring the fair value of an asset or a liability, the Company uses observable market data as far as possible. Fair values are categorized into different levels in the fair value hierarchy based on the inputs used in the valuation techniques as follows:

Level 1:	Quoted prices without adjustments in an active market for identical assets or liabilities.
Level 2:	Inputs other than the quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly.
Level 3:	Unobservable inputs for the assets or liabilities.

The level of fair value hierarchy is determined by the lowest level input that is significant to the measurement of the fair value.

COINCHECK, INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

10.    Fair value measurement (cont.)

(2)    Fair value hierarchy of assets and liabilities measured at fair value on a recurring basis

Fair value hierarchy of assets and liabilities measured at fair value on a recurring basis in the statements of financial position is as follows:

As of March 31, 2024

	(Millions of yen)
	Level 1	Level 2	Level 3	Total
Crypto assets held (current assets)(*1)	¥44,207	¥—	¥—	¥44,207
Safeguard assets(*2)	—	649,211	—	649,211
Other financial assets(*3)	2	3	39	44
Total	¥44,209	¥649,214	¥39	¥693,462

Crypto asset borrowings	¥44,020	¥—	¥—	¥44,020
Safeguard liabilities(*2)	—	649,211	—	649,211
Other financial liabilities(*3)	—	1	—	1
Total	¥44,020	¥649,212	¥—	¥693,232

As of September 30, 2024

	(Millions of yen)
	Level 1	Level 2	Level 3	Total
Crypto assets held (current assets)(*1)	¥35,633	¥—	¥—	¥35,633
Safeguard assets(*2)	—	589,883	—	589,883
Other financial assets(*3)	39	—	38	77
Total	¥35,672	¥589,883	¥38	¥625,593

Crypto asset borrowings	¥35,491	¥—	¥—	¥35,491
Safeguard liabilities(*2)	—	589,883	—	589,883
Other financial liabilities	—	—	—	—
Total	¥35,491	¥589,883	¥—	¥625,374

____________

(*1)    Crypto assets held (current assets) consist of cryptocurrencies for facilitating customer transactions.

(*2)    The Company has an obligation to safeguard customer crypto assets, such as cryptocurrencies and NFTs, from loss or theft, and the Company records its obligation as safeguard liabilities in the statements of financial position. The Company also recognizes corresponding assets as safeguard assets in the statements of financial position. In order to measure safeguard liabilities and safeguard assets, the Company refers to quoted prices of the crypto assets traded in markets, which consist of major third-party exchanges for cryptocurrencies and the Company’s marketplace or other markets for NFTs. The prices are observable in those markets. Accordingly, the fair value of both safeguard liabilities and safeguard assets are classified as Level 2 in the fair value hierarchy under IFRS13.

(*3)    USD Coin which is included in “Other financial assets” is categorized into Level 1 based on the quoted market prices in active markets.

Derivative assets and derivative liabilities which are included in “Other financial assets” and “Other financial liabilities” are categorized into Level 2 according to the recent transaction prices.

Other financial assets categorized into Level 3 are equity investments in non-listed company by using the valuation method based on net assets adjusted by items that are necessary for fair value measurement purposes. The changes in fair value are recognized through other income and expenses. The valuation policy and procedures are set by the Company and the valuation results are reviewed and approved by Chief Financial Officer.

COINCHECK, INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

10.    Fair value measurement (cont.)

The following table presents a reconciliation of other financial assets measured at fair value on a recurring basis using significant unobservable inputs.

	(Millions of yen)
	For the six months ended September 30,
	2023	2024
Balance, beginning of period	¥40	¥39
Fair value recorded in connection with acquisition	—	—
Change in fair value	—	(1)
Balance, end of period	¥40	¥38

There were no transfers between levels for the six months ended September 30, 2023 and September 30, 2024.

(3)    Fair value hierarchy of assets and liabilities measured at fair value on a non-recurring basis

As of March 31, 2024

There were no assets or liabilities measured at fair value on a non-recurring basis as of March 31, 2024.

As of September 30, 2024

There were no significant assets or liabilities measured at fair value on a non-recurring basis as of September 30, 2024.

11.    Dividends

There were no dividends declared and paid in the six months ended September 30, 2023 and September 30, 2024.

12.    Commitments and contingencies

(1)    Purchase commitments

The contractual commitment amount related to the lease contract was 65 million yen and nil as of March 31, 2024 and September 30, 2024, respectively.

(2)    Commitment line borrowings contract

The Company had commitment line borrowing contracts as a debtor with Monex Finance Corporation and JSF Trust and Banking Co., Ltd. for the purpose of stable operating capital in the year ended March 31, 2024 and in the six months ended September 30, 2024. The balances of unused portions of the commitment line available are as follows:

	(Millions of yen)
	As of March 31, 2024	As of September 30, 2024
Total amount of commitment line borrowing	¥6,200	¥6,500
Balance of executed commitment line	—	—
Balance of unexecuted commitment line	¥6,200	¥6,500

COINCHECK, INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

12.    Commitments and contingencies (cont.)

(3)    Contingencies

In general, litigation has uncertainties, and therefore it is difficult to make a reliable estimate on the financial impact of potential outflows embodying economic benefits. Provisions are not recognized if it is not likely to generate potential outflows embodying economic benefits or if the financial impact cannot be estimated reliably. The possibility of any outflows in settlements regarding the lawsuits in dispute with the Company is remote.

The main lawsuits in dispute with the Company are as follows.

(Civil lawsuits related to the NEM hacking incident)

The Company suspended almost all crypto asset trading immediately after the hacking incident occurred, and paid compensations by cash to the customers in the equivalent amount which was calculated using the average NEM price of the trading suspension period. Nevertheless, some plaintiffs advocated that the Company should compensate them for the opportunity losses arising from price fluctuations during the trading suspension period, and the compensation amount should be calculated using the price at the time of the hacking incident. As of the date of issuance of the condensed interim financial statements, some of plaintiffs’ claims have been dismissed or settled by judgement and/or alternative dispute resolutions but one case is ongoing.

13.    Events after the reporting date

There were no events after the reporting date and until the date when the financial statements were authorized for issue that would require adjustment to these financial statements or disclosure.